Investment Thesis FINANCIAL DATA AS OF March 31, 2022 DATED: May 2022 Exhibit 99.1

2 Executive Summary Slides 5-14

3 These materials contain certain "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, descriptions of Old National’s financial condition, results of operations, asset and credit quality trends, profitability and business plans or opportunities. Forward-looking statements can be identified by the use of the words "anticipate," "believe," "contemplate," "could," "estimate," "expect," "intend," "may," "outlook," "plan," "should," and "will," and other words of similar meaning. These forward-looking statements express management’s current expectations or forecasts of future events and, by their nature, are subject to risks and uncertainties. There are a number of factors that could cause actual results or outcomes to differ materially from those in such statements. Factors that might cause such a difference include, but are not limited to: the continued impact of the COVID-19 pandemic on our business as well as the business of our customers; competition; government legislation, regulations and policies; ability of Old National to execute its business plan, including the completion of the integration and systems conversion related to the merger between Old National and First Midwest and the achievement of the synergies and other benefits from the merger; changes in the economy which could materially impact credit quality trends and the ability to generate loans and fees and gather deposits; failure or circumvention of our internal controls; significant changes in accounting, tax or regulatory practices or requirements; new legal obligations; disruptive technologies in payment systems and other services traditionally provided by banks; failure or disruption of our information systems; computer hacking and other cybersecurity threats; other matters discussed in these materials; and other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2021 and other filings with the Securities and Exchange Commission. These forward-looking statements are made only as of the date of these materials and are not guarantees of future results or performance, and Old National does not undertake an obligation to update these forward-looking statements to reflect events or conditions after the date of these materials. Forward-Looking Statements

4 Non-GAAP Financial Measures The Company's accounting and reporting policies conform to U.S. generally accepted accounting principles ("GAAP") and general practices within the banking industry. As a supplement to GAAP, the Company provides non-GAAP performance results, which the Company believes are useful because they assist investors in assessing the Company's operating performance. Where non-GAAP financial measures are used, the comparable GAAP financial measure, as well as the reconciliation to the comparable GAAP financial measure, can be found in the tables of this release. The Company presents EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity, all adjusted for certain notable items. These items include the CECL Day 1 non-PCD provision expense, merger related charges associated with completed acquisitions, ONB Way charges, and net securities gains. Management believes excluding these items from EPS, the efficiency ratio, return on average common equity, and return on average tangible common equity may be useful in assessing the Company's underlying operational performance since these transactions do not pertain to its core business operations and their exclusion may facilitate better comparability between periods. Management believes that excluding merger related charges and the CECL Day 1 non-PCD provision expense from these metrics may be useful to the Company, as well as analysts and investors, since these expenses can vary significantly based on the size, type, and structure of each acquisition. Additionally, management believes excluding these items from these metrics may enhance comparability for peer comparison purposes. The Company presents loans excluding PPP loans, as well as deposits, both on a historical combined basis and excluding acquisition accounting adjustments. Management believes that comparisons of balance sheet balances to legacy periods are not meaningful due to the merger with First Midwest. Additionally, management believes that excluding acquisition accounting adjustments may be useful to the Company, as well as analysts and investors, since these adjustments can vary significantly based on the size, type, and structure of each acquisition. Income tax expense, provision for credit losses, and the certain notable items listed above are excluded from the calculation of pre-provision net revenues, adjusted due to the fluctuation in income before income tax and the level of provision for credit losses required. Management believes pre-provision net revenues, adjusted may be useful in assessing the Company's underlying operational performance and their exclusion may facilitate better comparability between periods and for peer comparison purposes. The Company presents adjusted noninterest expense, which excludes merger related charges, ONB Way charges and amortization of tax credit investments. Management believes that excluding these items from noninterest expense may be useful in assessing the Company’s underlying operational performance as these items either do not pertain to its core business operations or their exclusion may facilitate better comparability between periods and for peer comparison purposes. The tax-equivalent adjustment to net interest income and net interest margin recognizes the income tax savings when comparing taxable and tax-exempt assets. Interest income and yields on tax-exempt securities and loans are presented using the current federal income tax rate of 21%. Management believes that it is standard practice in the banking industry to present net interest income and net interest margin on a fully tax-equivalent basis and that it may enhance comparability for peer comparison purposes. In management's view, tangible common equity measures are capital adequacy metrics that may be meaningful to the Company, as well as analysts and investors, in assessing the Company's use of equity and in facilitating comparisons with peers. These non-GAAP measures are valuable indicators of a financial institution's capital strength since they eliminate intangible assets from stockholders' equity and retain the effect of accumulated other comprehensive loss in stockholders' equity. Although intended to enhance investors' understanding of the Company's business and performance, these non-GAAP financial measures should not be considered an alternative to GAAP. In addition, these non-GAAP financial measures may differ from those used by other financial institutions to assess their business and performance. See the previously provided tables and the following reconciliations in the "Non-GAAP Reconciliations" section for details on the calculation of these measures to the extent presented herein.

5 Commitment to Excellence

6 Commitment to Corporate Social Responsibility Old National’s 2021 Environmental, Social and Governance (“ESG”) Report showcases our commitment to: • Strong corporate governance • Putting our clients at the center of all we do • Investing in our team members • Diversity, equity and inclusion • Strengthening our communities • Sustainability To view ONB’s ESG Report and Sustainability Accounting Standards Board (“SASB”) Index, go to oldnational.com/esg Old National has been recognized for 11 consecutive years by Ethisphere Institute as one of the World’s Most Ethical Companies

7 ESG at a Glance - 2021 Metrics

8 HELOC 4% CRE Non- Owner Occupied 29% CRE Owner Occupied 11% C&I 30% Residential Real Estate 20% Other Consumer 6% Snapshot of Old National Bancorp $ in millions, except as noted 1 Market data as of 05/26/2022 2 Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 3 As of 03/31/2022 4 Includes loans held for sale and excludes PPP loans Summary1 Headquarters Evansville, IN Market Cap $4,646 P/ TBV 163 % Dividend Yield 3.5 % LTM Average Daily Volume (Actual) 2,131,397 Total Assets $45,835 Wealth Assets Under Management $31,157 1Q22 ROATCE As Reported/ Adjusted2 (4.0)%/ 15.0% • 6th largest commercial bank headquartered in Midwest - top 35 banking company based in the U.S. by assets • 267 branches and 356 ATMs Key Financial Metrics3 Loans to Total Deposits 80.0 % Cost of Total Deposits 0.05 % Tangible Book Value $9.71 Noninterest Income/ Total Revenue (FTE) 22.3 % Efficiency Ratio As Reported/ Adjusted2 76.2%/ 57.7% Net Charge Offs (Recoveries)/ Average Loans 0.05% 90+ Day Delinquent Loans 0.01 % Non-Performing Loans/ Total Loans 0.88 % Tangible Common Equity to Tangible Assets 6.5 % Company Description Time Deposits 7% Demand Deposits 35% NOW 24% Savings 19% Money Market 15% Loan Mix34 Deposit Mix3

9 Accomplished an Exceptional Transformation 2016 2019 2023E1 Loans $9 billion $12 billion $31 billion Deposits $11 billion $15 billion $37 billion Adj. PPNR2 $202 million $326 million $802 million 2016-2023E CAGR: 21.8% Adj. EPS2 $0.95 $1.45 $1.97 2016-2023E CAGR: 11.0% Adj. PPNR / Avg. Earning Assets2 1.71% 1.88% 1.89% Adj. ROATCE2 12% 16% 18% 1 Source: FactSet 2 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation

10 7th Largest wealth management platform among banks <$100 billion in assets2 6th Largest commercial bank headquartered in the Midwest by assets1 Creating a Premier Midwest Banking Franchise Completed February 15, 2022 - Next Steps (ONB + FMBI) Transitioned to execution phase of our integration plan Branding and systems conversion in July 2022 On track to achieve ~$109 million in cost savings as outlined at announcement Strong talent and client retention; continuing to invest in top revenue-generating talent Growth and return profiles positioned for above peer performance Top 35 Largest commercial bank in the country by assets3 1 Includes depositories headquartered in the Midwest; excludes merger targets, mutuals and trust banks 2 Ranked by gross revenue from fiduciary activities for the year ended 12/31/20; includes U.S.-headquartered depositories with MRQ assets less than $100 billion; excludes merger targets, MOE participants, trust companies and subsidiaries of foreign organizations 3 Includes major exchange- traded banks headquartered nationwide; excludes merger targets, mutuals and trust banks 12% of total franchise 0.3% of total franchise 8% of total franchise 42% of total franchise 3% of total franchise 30% of total franchise 5% of total franchise

11 Meaningful Upside Key Performance Catalysts1 • Record commercial pipeline of $5.4 billion • Asset sensitivity better than peers • Deposit betas better than peers (23% last cycle) • $1.5 billion of excess cash/liquidity • ~$109 million of merger cost saves • Timely branding and systems conversion • Track record of delivering on M&A synergies • Strong credit metrics and well reserved • Continue to hire top revenue-generating talent Price / TBV 1.5x 1.9x ONB ^KRX Price / 2023 Earnings 8.6x 11.5x ONB ^KRX As of 3/31/2022 As of 12/31/2021 ^KRX represents the Keefe, Bruyette & Woods (KBW) Regional Banking Index 1 As of 03/31/2022

12 Quality Low-Cost Deposit Franchise Cost of Deposits $12.4 $14.2 $14.5 $16.9 $18.6 $35.6 $3.7 $4.0 $4.1 $5.6 $6.3 $23.1 $8.7 $10.2 $10.4 $11.3 $12.3 $12.5 Noninterest-bearing Interest-bearing 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 Deposit Growth 2017-1Q22 CAGR: 23.5% Time Deposits 7% Demand Deposits 35% NOW 23% Savings 20% Money Market 15% Deposit Mix $ in billions Peer Group data per S&P Global Market Intelligence - See Appendix for definition of Peer Group As of 03/31/2022 0.19% 0.32% 0.48% 0.18% 0.06% 0.05% 0.30% 0.54% 0.80% 0.29% 0.10% 0.08% ONB Peer Median 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22

13 Granular & Diversified Loan Portfolio1,2 $ in billions As of 03/31/2022 1 Includes loans held for sale 2 Excludes PPP loans $11.1 $12.3 $12.2 $12.9 $13.5 $28.2 $2.7 $3.2 $2.9 $3.0 $3.2 $8.4$4.4 $5.0 $5.2 $5.9 $6.4 $11.3 $4.0 $4.1 $4.1 $4.0 $3.9 $8.5 C&I CRE Consumer 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 2017-1Q22 CAGR: 20.5% HELOC 4% CRE Non- Owner Occupied 29% CRE Owner Occupied 11% C&I 30% Residential Real Estate 20% Other Consumer 6% Retail 13% Warehouse/ Industrial 9% Single Family Use 5% Mixed Use 3% Senior Housing 3% Self Storage 2% Other 10% Multifamily 41% Office 14%

14 Outlook Category Outlook Commercial Loans • Record pipeline heading into 2Q bodes well for future growth • Expect majority of the remaining PPP balances to run off in the first half of 2022 Net Interest Income / Net Interest Margin • Net interest income and NIM, excluding PPP and accretion, should expand meaningfully as a result of loan growth and rate outlook consistent with asset sensitivity of 6% over the next 12 months • Contractual accretion of $49 million for the remainder of the year • $3 million remaining in PPP fees Noninterest Income • Wealth management expected to decline based on market volatility (~50% fixed income, ~50% equities) • Mortgage revenue will be subject to industry trends as well as saleable production • Strong commercial activity should support capital markets revenue • Expect further pressure on deposit service charges, consistent with industry trends Noninterest Expense • Noninterest expenses, excluding merger-related charges and tax credit amortization, anticipated to decline to $223 million by 4Q as merger synergies are substantially realized late in 2022 Capital • Capital expected to accrete back quickly through higher earnings • No further capital actions anticipated Tax Rate / Credit • Remaining 2022 tax credit amortization of ~$8 million resulting in FY2022 tax rates expected to be 21%-22% FTE and 18%-19% GAAP

Financial Details FINANCIAL DATA AS OF March 31, 2022 DATED: May 2022

First-Quarter 2022 Highlights

EPS / Net Loss	Adj. EPS[1]/Net Income[1]	Adj. PPNR[1]
$(0.13) / $(30) million	$0.40 / $92 million	$119 million
Adj. ROATCE[1]	**Comm. Loan Growth[1,2]**	**Adj. Eff. Ratio[1]**
15.0%	8.3%	57.7%

Performance Drivers

- **Completed transformative merger** with First Midwest Bancorp, Inc. on February 15, 2022
- **Strong** full quarter combined **commercial loan growth**[2] of 8.3% (excluding PPP and acquisition accounting adjustments)
- **Credit** remains **benign** with net charge-offs of 5 bps related to purchased credit deteriorated ("PCD") loans
- Balance sheet **well-positioned for rising rates**
- **Noninterest expense** well controlled, merger benefits are **ahead of plan**

[1] Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation [2] Excludes Paycheck Protection Program ("PPP") loans and acquisition accounting adjustments ("AAAs") for legacy First Midwest and combined Old National - growth annualized for the combined full quarter

OLD NATIONAL BANCORP 16

First-Quarter 2022 Results

	1Q22	4Q21	1Q21
End of period total loans[1]	$28,262	$13,432	$12,801
End of period deposits	35,607	18,569	17,850
Net Interest Income (FTE)[2]	$226.6	$150.2	$151.6
Provision for credit losses - Current Expected Credit Losses ("CECL") Day 1 non-PCD provision expense	96.3	—	—
Provision for credit losses - excluding CECL Day 1 non-PCD provision expense	1.3	(1.9)	(17.4)
Provision for credit losses	97.6	(1.9)	(17.4)
Noninterest income	65.2	51.5	56.7
Noninterest expense ex. tax credit amort., merger-related charges, and ONB Way	172.9	123.2	115.0
Amortization of tax credit investments	1.5	2.0	1.2
Merger-related charges, and ONB Way	52.3	6.7	1.5
Income taxes (FTE)[2]	(4.9)	15.5	21.2
Net income (loss)	**$(27.6)**	**$56.2**	**$86.8**
Preferred Dividends	2.0	—	—
Net (loss) income applicable to common shares	**$(29.6)**	**$56.2**	**$86.8**
Net income applicable to common shares, adjusted[2]	**$91.6**	**$60.9**	**$86.4**
Earnings per diluted share	**$(0.13)**	**$0.34**	**$0.52**
Adjusted earnings per diluted share[2]	**$0.40**	**$0.37**	**$0.52**
Net charge-offs (recoveries)/avg loans	5 bps	-4 bps	0 bps

Performance Drivers - Impacted by Merger

- Strong full quarter combined commercial loan growth[1,2] of 8.3%, annualized and production of $1.5 billion
- Modest decline in combined balances
- Reflective of solid loan growth, accretion, fewer days in the quarter, and declining PPP interest and fees
- Allowance for credit losses established on acquired non-PCD loans
- Net charge-offs of $2.8 million
- Mortgage banking impacted by the rate environment; fewer days in the quarter
- Merger expenses associated with closing, includes $11 million attributable to the provision for unfunded commitments
- Current FTE tax rate of 15.2%; includes $2.1 million of tax benefits

$ in millions, except per-share data [1] Excludes PPP loans and AAAs for legacy First Midwest and combined Old National - growth annualized for the combined full quarter [2] Non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation

OLD NATIONAL BANCORP 17

18 Total Loans and Earning Assets $26,828 $27,354 $27,596 $27,830 $28,258 $12,801 $13,064 $13,230 $13,432 $26,486 $12,139 $12,387 $12,440 $12,429 ONB FMBI FMBI Transactional Loans 1Q21 2Q21 3Q21 4Q21 1Q22 Total loans1 • Combined growth2 of $432 million, +6% annualized • Commercial growth of $405 million, +8% annualized • Consumer growth of $27 million, modestly up; impacted by acquired transactional portfolio run-off of ~$190 million Securities • Transferred $2.0 billion of securities to held to maturity in light of the rate environment • Duration of 4.41 vs. 4.26 in 4Q21 • 1Q22 yield was 2.14% • 1Q22 new money yield was 2.52% Earning Asset Mix Consumer 7% Residential 13% Commercial 47% Cash / Securities 33% Total Loans1 Up 5% YoY $ in millions 1 Excludes PPP loans and AAAs for legacy First Midwest and combined Old National - growth annualized for the combined full quarter. This is a non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company 2 For illustration only; represents historical combined balances as reported by Old National Bancorp and First Midwest Bancorp, Inc.; certain reclassifications were made, data does not include any AAAs Historical Combined 2 $28,262

19 Commercial Loans $18,732 $19,079 $19,348 $19,422 $19,827 $9,019 $9,269 $9,441 $9,603 ONB FMBI 1Q21 2Q21 3Q21 4Q21 1Q22 Commercial Production Pipeline $2,632 $2,630 $2,682 $2,474 $5,394 $718 $1,067 $975 $1,096 $1,547 ONB Pipeline Production 1Q21 2Q21 3Q21 4Q21 1Q22 Total commercial loans1 • Combined growth2 of $405 million, +8% annualized • Well distributed across markets and products • +14% commercial and industrial • +4% commercial real estate 1Q22 new production avg yields1 • Commercial and industrial: 3.40% • Commercial real estate: 3.14% (72% floating) • 69% of commercial production is floating rate Total Commercial Loans1 Up 6% YoY $ in millions 1 Excludes PPP loans and AAAs for legacy First Midwest and combined Old National - growth annualized for the combined full quarter 2 For illustration only; represents historical combined balances as reported by Old National Bancorp and First Midwest Bancorp, Inc.; certain reclassifications were made, data does not include any AAAs Historical Combined 2

20 Commercial Loan Production Production by Product Type 42% 28% 28% 2% CRE Business Banking Corporate Small Business Production by RM Location 46% 15% 8% 7% 7% 7% 10% Illinois Indiana Minnesota Wisconsin Michigan Kentucky Healthcare Vertical Strong $1.5 billion of production throughout the entire commercial loan portfolio and across the combined expanded market footprint

Deposits / Funding



Total Deposits
Historical Combined 1
$33,898
$34,838
$35,142
$35,551
$26,905
1Q21
2Q21
3Q21
4Q21
1Q22
Average Balances
Historical Combined 1
$35,760
$35,607
$2,674
$2,544
$12,495
$12,463
$20,591
$20,600
4Q21
1Q22
Period-End Balances
Transaction
Noninterest-Bearing
Time

Deposit balances stable compared to 4Q21

- Seasonal decline in commercial and municipal deposits
- Retail growth in interest-bearing
- Time continues to decline in light of current market environment

Deposit costs continue to decline

- 1Q22 total deposit costs of 5 bps
- Total interest-bearing liabilities costs were 24 bps, down 4 bps from 4Q21

Low loan to deposit ratio of 80%

$ in millions [1] For illustration only; represents historical combined balances as reported by Old National Bancorp and First Midwest Bancorp, Inc.; certain reclassifications were made. This is a non-GAAP financial measures that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation

OLD NATIONAL BANCORP 21

22 Net Interest Income & Net Interest Margin1 Net Interest Income Accretion Income PPP Interest / Fees 1Q21 2Q21 3Q21 4Q21 1Q22 Key Performance Drivers • Net interest income increased $77 million • PPP 1% coupon + fees • $4 million decrease to NII • 8 bps decrease to NIM • NIM increased 11 bps vs. 4Q21 • + 16 bps rate / volume mix • + 13 bps accretion • - 8 bps PPP impact • - 5 bps excess liquidity • - 4 bps fewer days • - 1 bps interest collected on nonaccrual Net Interest Margin 3.16% 2.93% 3.04% 2.94% 2.77% 2.88% 0.32% 0.28% 0.24% 1Q21 2Q21 3Q21 4Q21 1Q22 $ in millions 1 Fully Taxable Equivalent Basis; Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 1 $5 $5 $3 $4 $16 $4 $8$12$12$13 $152 $153 $155 $150 $227 Impacts on Net Interest Margin 2.77% 0.16% 0.13% (0.08)% (0.05)% (0.04)% (0.01)% 2.88% 4Q21 Rate / volume mix Accretion PPP Excess Liquidity # Days Interest Collected Nonaccrual 1Q22 1 1 Net Interest Margin IE Assets Yield IB Liabilities Cost

23 Deposit Betas 23% 44% 6% 12% 4Q’16 - 4Q’18 Asset Liability Management 1 Represents average legacy ONB and FMBI deposits betas during last rate hike cycle; legacy FMBI historical beta 27% Disciplined balance sheet management & well-positioned for rising interest rates Interest Rate Risk Profile • 50% of loans are variable/floating-rate • 84% of variable/floating-rate loans reprice in 3 months or less • Low-cost deposit base for funding for future growth • 1Q22 total costs of deposits was 5 bps • Noninterest bearing deposits represent 35% of core deposits • Cash and equivalents of over $1.5 billion Net interest income scenario assumes a static balance sheet and approximately 25% interest-bearing deposit beta over the full rate cycle. Net Interest Income Sensitivity to the 3/31/22 Forward Curve ONB1 $30 - $60 billion Asset Banks Year 1 Years 1 & 2 Combined Asset Sensitivity

24 Noninterest Income $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 2 Production for the combined full quarter; residential mortgage production includes quick home refinance product Adjusted Noninterest Income $55 $51 $53 $51 $65 $13 $14 $14 $14 $22 $16 $17 $17 $16 $22 $17 $8 $11 $7 $7$4 $6 $6 $6 $4$5 $6 $5 $8 $10 Bank Fees Investment/Wealth Fees Mortgage Fees Capital Markets Other 1Q21 2Q21 3Q21 4Q21 1Q22 Key Performance Drivers • Mortgage fees impacted by rate environment, normalizing gain on sale margins, and higher mix of portfolio production • Fewer days in the quarter • 1Q22 Mortgage Activity • Production was $634 million2 ▪ 68% purchase / 32% refi ▪ 42% sold in secondary market • Quarter-end pipeline at $688 million 1

25 Noninterest Expense Adjusted Noninterest Expense $115 $121 $118 $123 $173 $68 $73 $71 $72 $101 $15 $14 $13 $13 $21 $12 $12 $11 $11 $19 $20 $22 $23 $27 $32 Salary & Employee Benefits Occupancy Data Processing/Communication Other 1Q21 2Q21 3Q21 4Q21 1Q22 Key Performance Drivers • 1Q22 adjusted noninterest expense well controlled • 1Q22 adjusted efficiency ratio1 of 57.7% Merger Related Charges of $52.3 million in 1Q22 • $23 million of Salary & Employee Benefits • $17 million of Professional Fees • $11 million of Other Expense attributable to the provision for unfunded commitments • Remainder disbursed in various categories • ~$100 million of charges remaining $ in millions 1 Non-GAAP financial measure that management believes is useful in evaluating the financial results of the Company - see Appendix for Non-GAAP reconciliation 1

26 Path to Cost Saves1 $235 $223 $212 $4 $7 Combined Expense Incremental Intangibles Merit & Strategic Investments 2Q21 4Q22 Expected $ in millions 1 Excludes tax credit amortization as well as merger related charges 2 Adjusted expense, combined Company view; excludes $14 of merger related charges and $2 of tax credit amortization $23 million (~$92 million annualized) 2 Key Performance Drivers • ~85% of cost saves target (~$109 million annualized) realized by 4Q22 • Full run rate expected by early 2023

27 Credit (3.81)% 4.46% 39.80% 14.18% ONB FMBI Peer Average 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 0.92% 0.88% 0.70% 0.54% ONB FMBI Peer Average 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 (0.03)% 0.05% 0.27% 0.06% ONB FMBI Peer Average 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 0.11% 0.34% 0.44% ONB FMBI Peer Average 2017Y 2018Y 2019Y 2020Y 2021Y 1Q22 Peer Group data per S&P Global Market Intelligence - See Appendix for definition of Peer Group 1 Level due to loans in process of renewal that have subsequently been completed Non-Performing Loans Net Charge-offs/NPL’s 30+ Day Delinquency Net Charge-offs 0.24% 1

28 Allowance to Total Loans $86 $114 $109 $108 $107 $281 0.79% 0.82% 0.79% 0.79% 0.79% 0.99% ACL Allowance to Total Loans 1/1/2020 1Q21 2Q21 3Q21 4Q21 1Q22 Allowance for Credit Losses $ in millions 1 Excludes loans held for sale Merger Impact • $79 million of allowance established on $1.5 billion of PCD loans • $96 million of Day 1 allowance established through provision for credit losses on non- PCD loans of $13 billion • $162 million of discount remaining on acquired loans; $132 million related to First Midwest Key Model Inputs • Economic assumptions • GDP • Unemployment • BBB Spread / 10Y Treasury • Commercial Asset Quality Ratings • Consumer Credit Bureau Score • Loan To Value • Portfolio segment • Seasoning 1 Allowance for Credit Losses $107 $79 $96 $(3) $3 $3 $(4) $281 Allowance 12/31/2021 PCD Day 1 Non- PCD Net charge- offs Economic Forecast Portfolio/ Assumption Changes Qualitative Factors Allowance 3/31/2022

29 Capital 1Q21 2Q21 3Q21 4Q21 1Q22 Regulatory Capital Ratios: CET1 capital to RWA 12.01% 11.95% 12.08% 12.04% 10.04 % Tier 1 capital to RWA 12.01% 11.95% 12.08% 12.04% 10.79 % Total capital to RWA 12.84% 12.73% 12.84% 12.77% 12.19 % Key Performance Drivers • As expected, 1Q22 ratios decreased primarily due to First Midwest merger • Capital expected to build back quickly • Transferred $2.0 billion of securities to held to maturity in light of the rate environment • Repurchased 3.5 million shares of common stock during 1Q22 • Strong overall capital position and credit reserves CET1 Capital to Risk-weighted Assets 12.04% (2.00)% (0.20)% (0.10)% 0.30% 10.04% 4Q21 Merger Share Repurchases Loan Growth Adj. Earnings & Other 1Q22 1 1Q22 figures are preliminary 2 Impacts on CET1 capital ratio for the quarter are approximate 3 Includes impact of merger-related equity adjustments, CECL Day 1 non-PCD provision expense, merger-related charges, and FMBI operations 1,2 3 1

Appendix

31 Accretion on acquired loans and borrowings • $16 million recognized in 1Q22 • $49 million contractual for remainder of 2022 Discount on acquired loan portfolio • $162 million remaining as of 3/31/2022 • $132 million related to First Midwest Projected Acquisition Accounting Impact Contractual Accretion $49 $29 $20 Contractual Accretion 2Q-4Q 2022 2023 2024 Remaining Loan Discount $123 $104 $90 Remaining Loan Discount 12/31/22 12/31/23 12/31/24 $ in millions 1 Projections are updated quarterly, assume no prepayments, and are subject to change 2 Accretion on acquired loans and borrowings 1,2 1

32 Commitment to Strong Corporate Governance Position or Salary Target Ownership Guidelines Chief Executive Officer 5X salary in stock or 200,000 shares Chief Operating Officer 4X salary in stock or 100,000 shares Salary equal to or greater than $250,000 3X salary in stock or 50,000 shares Salary below $250,000 2X salary in stock or 25,000 shares • Stock ownership guidelines have been established for executive officers as follows: • As indicated in Old National’s Proxy Statement filed April 8, 2022, each named executive officer has met their stock ownership requirement

33 2021 Executive Compensation Short Term Incentive Plan Performance Measure Weight Corporate EPS 60% ROATCE 20% Efficiency Ratio 20% Long Term Incentive Plan Performance Measure Weight Performance-based (50% TSR & 50% ROATCE) 75% Service-based 25% • Tied to long term shareholder value

Board of Directors

Director	Market	Background
Barbara A. Boigegrain	Chicago, IL	CEO and General Secretary of Wespath Benefits and Investments from 1994-2022
Thomas L. Brown	Chicago, IL	Senior Vice President and CFO of RLI Corp., a specialty insurer serving diverse niche property, casualty and surety markets from 2017-2019; formerly partner, PricewaterhouseCoopers LLP
Kathryn J. Hayley	Chicago, IL	CEO of Rosewood Advisory Services, LLC, a business advisory services firm, since 2015; formerly Executive Vice President, United Healthcare
Peter J. Henseler	Chicago, IL	Chairman of TOMY International, a wholly owned subsidiary of TOMY Company, Ltd., a global designer and marketer of toys and infant products
Daniel S. Hermann	Evansville, IN	Founder of AmeriQual Group, LLC, where he served as CEO from 2005-2015; Founding partner of Lechwe Holdings LLC; over 20 years of management experience with Black Beauty Coal Company
Ryan C. Kitchell	Indianapolis, IN	Executive Vice President and Chief Administrative Officer at Indiana University Health from 2016-2019; formerly IU Health's Chief Financial Officer from 2012-2016; previously worked for Indiana Governor Mitch Daniels
Austin M. Ramirez	Waukesha, WI	President and CEO of Husco International, a global engineering and manufacturing company
Ellen A. Rudnick	Chicago, IL	Senior Advisor and Adjunct Professor of Entrepreneurship and formerly Executive Director of the Polsky Center for Entrepreneurship and Innovation at the University of Chicago Booth School of Business
James C. Ryan, III	Evansville, IN	CEO of Old National Bancorp; previously CFO of Old National Bancorp
Thomas E. Salmon	Evansville, IN	Chairman and CEO of Berry Global, a Fortune 500 and NYSE company, since 2017; formerly Berry Global's President and Chief Operating Officer
Michael L. Scudder, Executive Chairman	Chicago, IL	Executive Chairman of the Board of Directors of the Company; formerly CEO of First Midwest from 2008-2022
Rebecca S. Skillman, Lead Independent Director	Bloomington, IN	Chairman of Radius Indiana, an economic development regional partnership; formerly Lieutenant Governor of the State of Indiana as well as Indiana Senator
Michael J. Small	Chicago, IL	Founder and CEO of K4 Mobility LLC, a technology developer and provider of satellite communications services, since August 2018; formerly CEO, Gogo, Inc. (NASDAQ)
Derrick J. Stewart	Indianapolis, IN	Senior Vice President, Education and Communication of the YMCA Retirement Fund; formerly President & CEO of the YMCA of Greater Indianapolis from 2019-2022; formerly CEO of the YMCA of Southwestern Indiana from 2009-2019
Stephen C. Van Arsdell	Chicago, IL	Formerly senior partner of Deloitte & Touche LLP, where he served as Chairman and CEO from 2010-2012
Katherine E. White	Ann Arbor, MI	Brigadier General in the U.S. Army currently serving in the the Michigan Army National Guard as the Deputy Commanding General of the 46th Military Police Command; Professor of Law at Wayne State University Law School; Regent with the University of Michigan Board of Regents

OLD NATIONAL BANCORP 34

35 Non-GAAP Reconciliation $ in millions, except per share data 1 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state) 1Q21 4Q21 1Q22 As reported: Net interest Income (FTE) $151.6 $150.2 $226.6 Add: Fee income 56.7 51.5 65.2 Total Revenue (FTE) $208.3 $201.7 $291.8 Less: Provision for Credit Losses 17.4 1.9 97.6 Less: Noninterest Expense (117.7) (131.9) (226.7) Pre-Tax Income $108.0 $71.7 $(32.5) Less: Income Taxes (FTE) 21.2 15.5 (4.9) Net Income (loss) $86.8 $56.2 $(27.6) Less: Preferred Dividends 0.0 0.0 (2.0) Net Income (loss) Applicable to Common Shares $86.8 $56.2 $(29.6) Earnings Per Share $0.52 $0.34 $(0.13) Adjustments: Less: Debt Securities Gains/Losses $(2) $(0.4) $(0.3) Add: ONB Way Charges 1.5 0.0 0.0 Add: CECL Day 1 non-PCD provision expense 0.0 0.0 96.3 Add: Merger Related Charges 0.0 6.7 52.3 Net Total Adjustments $(0.5) $6.3 $148.3 Less: Tax Effect1 on Net Total Adjustments (0.1) 1.6 27.1 After-Tax Net Total Adjustments $(0.4) $4.7 $121.2 Adjusted Net Income Applicable to Common Shares $86.4 $60.9 $91.6 Adjusted Earnings Per Diluted Share $0.52 $0.37 $0.40

36 Non-GAAP Reconciliation $ in millions 1Q21 2Q21 3Q21 4Q21 1Q22 As reported: Net interest Income (FTE) $151.6 $153.4 $155.1 $150.2 $226.6 Add: Fee income 56.7 51.5 54.5 51.5 65.2 Total Revenue (FTE) $208.3 $204.9 $209.6 $201.7 $291.8 Less: Noninterest Expense 117.7 129.6 121.3 131.9 226.7 Pre-Provision Net Revenue (PPRN) $90.6 $75.3 $88.3 $69.8 $65.1 Revenue Adjustments: Less: Debt Securities Gains/Losses $(2.0) $(0.7) $(1.2) $(0.4) $(0.3) Adjusted Total Revenue $206.3 $204.2 $208.4 $201.3 $291.5 Expense Adjustments: Less: ONB Way Charges $(1.5) $(0.4) $0.0 $0.0 $0.0 Less: Merger-Related Charges 0.0 (6.5) (1.4) (6.7) (52.3) Less: Amortization of Tax Credit Investments (1.2) (1.8) (1.7) (2.0) (1.5) Adjusted Total Expense $115.0 $120.9 $118.2 $123.2 $172.9 Adjusted Pre-Provision Net Revenue (PPRN) $91.3 $83.3 $90.2 $78.1 $118.6

Non-GAAP Reconciliation

	1Q21	2Q21	3Q21	4Q21	1Q22
Noninterest Expense As Reported	$117.7	$129.6	$121.3	$131.9	$226.7
Less: ONB Way Charges	(1.5)	(0.4)	0.0	0.0	0.0
Less: Merger-Related Charges	0.0	(6.5)	(1.4)	(6.7)	(52.3)
Noninterest Expense Less Charges	$116.2	$122.7	$119.9	$125.2	$174.4
Less: Amortization of Tax Credits Investments	$(1.2)	$(1.8)	$(1.7)	$(2.0)	$(1.5)
Adjusted Noninterest Expense	**$115.0**	**$120.9**	**$118.2**	**$123.2**	**$172.9**
Net Interest Income As Reported	$148.1	$149.9	$151.6	$146.8	$222.8
Add: FTE Adjustment	3.5	3.5	3.5	3.4	3.8
Net Interest Income (FTE)	$151.6	$153.4	$155.1	$150.2	$226.6
Noninterest Income As Reported	56.7	51.5	54.5	51.5	65.2
Total Revenue (FTE)	$208.3	$204.9	$209.6	$201.7	$291.8
Less: Debt Securities Gains/Losses	(2.0)	(0.7)	(1.2)	(0.4)	(0.3)
Adjusted Total Revenue (FTE)	**$206.3**	**$204.2**	**$208.4**	**$201.3**	**$291.5**
Reported Efficiency Ratio	**55.57 %**	**62.05 %**	**56.86 %**	**64.27 %**	**76.15 %**
Adjusted Efficiency Ratio	**54.25 %**	**57.74 %**	**55.38 %**	**59.95 %**	**57.67 %**
Noninterest Income As Reported	$56.7	$51.5	$54.5	$51.5	$65.2
Less: Debt Securities Gains/Losses	(2.0)	(0.7)	(1.2)	(0.4)	(0.3)
Adjusted Noninterest Income	**$54.7**	**$50.8**	**$53.3**	**$51.1**	**$64.9**

$ in millions

OLD NATIONAL BANCORP 37

Non-GAAP Reconciliation

	1Q21	2Q21	3Q21	4Q21	1Q22
Net interest Income As Reported	$148.1	$149.9	$151.6	$146.8	$222.8
FTE Adjustment	3.5	3.5	3.5	3.4	3.8
Net Interest Income (FTE)	$151.6	$153.4	$155.1	$150.2	$226.6
Average Earnings Assets	$20,601.7	$21,095.3	$21,228.6	$21,670.7	$31,483.6
Net Interest Margin	2.88 %	2.84 %	2.86 %	2.71 %	2.83 %
Net Interest Margin (FTE)	**2.94 %**	**2.91 %**	**2.92 %**	**2.77 %**	**2.88 %**

	1Q22
Net Income (Loss) Applicable to Common Shares As Reported	$(29.6)
Add: Intangible Amortization (net of tax)[1]	3.9
Tangible Net Income (loss) Applicable to Common Shares	$(25.7)
Less: Debt Securities Gains/Losses (net of tax)[1]	$(0.2)
Add: Diligence, Acquisition and Integration Charges (net of tax)[1]	42.8
Add: CECL Day 1 non-PCD provision expense (net of tax)[1]	78.6
Add: ONB Way Charges (net of tax)[1]	0.0
Adjusted Tangible Net Income Applicable to Common Shares	$95.5
Average Shareholders' Common Equity As Reported	$4,101.2
Less: Average Goodwill	(1,476.7)
Less: Average Intangibles	(73.9)
Average Tangible Shareholders' Common Equity	$2,550.6
Return on Average Tangible Shareholders' Common Equity	(4.03)%
Adjusted Return on Average Tangible Common Equity	14.98 %

	Average Balances				End of Period
	1Q21	2Q21	3Q21	4Q21	4Q21
Legacy Old National Deposits	$17,342	$17,853	$17,976	$18,414	$18,569
Legacy First Midwest Deposits[2]	16,556	16,985	17,166	17,137	17,191
Historical Combined Deposits	$33,898	$34,838	$35,142	$35,551	$35,760

$ in millions [1] *Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state)* [2] *Certain reclassifications were made to conform to the current presentation*

OLD NATIONAL BANCORP 38

39 Non-GAAP Reconciliation $ in millions 1 Certain reclassifications were made to conform to the current presentation 1Q21 2Q21 3Q21 4Q21 1Q22 Old National Commercial Loans $10,143 $9,990 $9,796 $9,772 $19,962 Less: Old National PPP Loans (1,124) (721) (355) (169) (205) Legacy First Midwest Commercial Loans1 10,822 10,516 10,291 10,050 0 Less: Legacy First Midwest PPP Loans (1,109) (706) (384) (231) 0 Commercial AAAs 0 0 0 0 70 Historical Combined Commercial Loans $18,732 $19,079 $19,348 $19,422 $19,827 Old National Consumer and Residential Real Estate Loans 3,782 3,794 3,789 3,829 8,374 First Midwest Consumer and Residential Real Estate Loans1 4,361 4,519 4,497 4,541 0 Consumer and Residential Real Estate Loans AAAs (47) (38) (38) 38 61 Historical Combined Total Loans $26,828 $27,354 $27,596 $27,830 $28,262

40 Non-GAAP Reconciliation $ in millions, except per share data 1 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state) 1Q21 4Q21 1Q22 Shareholder’s Common Equity As Reported $2,979.4 $3,012.0 $4,988.4 Less: Goodwill and Intangible Assets (1,079.9) (1,071.7) (2,144.6) Tangible Shareholder’s Common Equity $1,899.5 $1,940.3 $2,843.8 Common Shares Issued and Outstanding at Period End 165.7 165.8 293.0 Tangible Common Book Value $11.47 $11.70 $9.71 Shareholder’s Common Equity As Reported $2,979.4 $3,012.0 $4,988.4 Less: Goodwill and Intangible Assets (1,079.9) (1,071.7) (2,144.6) Tangible Shareholder’s Common Equity $1,899.5 $1,940.3 $2,843.8 Total Assets $23,744.5 $24,453.6 $45,834.6 Add: Trust Overdrafts 0.0 0.0 0.0 Less: Goodwill and Intangible Assets (1,079.9) (1,071.7) (2,144.6) Tangible Assets $22,664.6 $23,381.9 $43,690.0 Tangible Common Equity to Tangible Assets 8.38% 8.30% 6.51%

41 Non-GAAP Reconciliation $ in millions, except per share data 1 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state) 2016 2019 As reported: Net interest Income (FTE) $424.0 $617.2 Add: Fee income 252.8 199.3 Total Revenue (FTE) $676.8 $816.5 Less: Noninterest Expense 454.1 508.5 Pre-Provision Net Revenue (PPRN) $222.7 $308.0 Revenue Adjustments: Less: Debt Securities Gains $(5.8) $(1.9) Less: Gain on Sale of Insurance (41.9) 0.0 Less: Gain on Repurchased Bank Properties, Other Gains (12.0) 0.0 Adjusted Total Revenue $617.1 $814.6 Expense Adjustments: Less: ONB Way Charges 0.0 (11.4) Less: Merger-Related Charges (15.9) (6.0) Less: Amortization of Tax Credit Investments 0.0 (2.7) Less: Pension Termination Charges (9.8) 0.0 Less: Branch Consolidations, Severance, Foundation Funding, and Client Initiative Charges (13.7) $0.0 Adjusted Total Expense $414.7 $488.4 Adjusted Pre-Provision Net Revenue (PPRN) $202.4 $326.2 Average Interest-earning Assets $11,841.0 $17,385.2 Adjusted PPRN to Average Assets 1.71% 1.88%

42 Non-GAAP Reconciliation $ in millions, except per share data 1 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state) 2016 2019 As reported: Net interest Income (FTE) $424.0 $617.2 Add: Fee income 252.8 199.3 Total Revenue (FTE) $676.8 $816.5 Less: Provision for Credit Losses (0.9) (4.7) Less: Noninterest Expense (454.1) (508.5) Pre-Tax Income $221.8 $303.3 Less: Income Taxes (FTE) 87.5 65.1 Net Income $134.3 $238.2 Earnings Per Share $1.05 $1.38 Adjustments: Less: Debt Securities Gains/Losses $(5.8) $(1.9) Less: Gain on Sale of Insurance (41.9) 0.0 Less: Gain on Repurchased Bank Properties, Other Gains (12.0) 0.0 Add: ONB Way Charges 0.0 11.4 Add: Merger Related Charges 15.9 6.0 Less: Pension Termination Charges 9.8 0.0 Less: Branch Consolidations, Severance, Foundation Funding, and Client Initiative Charges 13.7 0.0 Net Total Adjustments $(20.3) $15.5 Less: Tax Effect1 on Net Total Adjustments (7.1) 3.8 After-Tax Net Total Adjustments $(13.2) $11.7 Adjusted Net Income Applicable to Common Shares $121.1 $249.9 Adjusted Earnings Per Diluted Share $0.95 $1.45

43 Non-GAAP Reconciliation $ in millions, except per share data 1 Tax-effect calculations use management's estimate of the full year FTE tax rates (federal + state) 2016 2019 Net Income Applicable to Common Shares As Reported $134.3 $238.2 Add: Intangible Amortization (net of tax)1 8.1 12.8 Tangible Net Income Applicable to Common Shares $142.4 $251.0 Less: Debt Securities Gains (net of tax)1 $(3.8) $(1.4) Less: Gain on Sale of Insurance (net of tax)1 (27.2) 0.0 Less: Gain on Repurchased Bank Properties, Other Gains (net of tax)1 (7.8) 0.0 Add: Diligence, Acquisition and Integration Charges (net of tax)1 10.3 4.4 Add: Pension Termination Charges (net of tax)1 6.4 0.0 Add: Branch Consolidations, Severance, Foundation Funding, and Client Initiative Charges (net of tax)1 8.9 8.6 Adjusted Tangible Net Income Applicable to Common Shares $129.2 $262.6 Average Shareholders’ Common Equity As Reported $1,712.6 $2,781.1 Less: Average Goodwill (635.4) (1,036.5) Less: Average Intangibles (40.3) (68.2) Average Tangible Shareholders’ Common Equity $1,036.9 $1,676.4 Return on Average Tangible Shareholders’ Common Equity 13.73% 14.97 % Adjusted Return on Average Tangible Common Equity 12.46% 15.67%

44 Peer Group Like-size, publicly-traded financial services companies, serving comparable demographics with comparable services as Old National Bancorp Associated Banc-Corp ASB BOK Financial Corporation BOKF Cadence Bancorporation CADE Comerica Incorporated CMA F.N.B. Corporation FNB First Horizon Corporation FHN Hancock Whitney Corporation HWC Synovus Financial SNV UMB Financial Corporation UMBF Umpqua Holdings Corporation UMPQ Valley National Bancorp VLY Webster Financial Corporation WBS Western Alliance Bancorporation WAL Wintrust Financial Corporation WTFC Zions Bancorporation ZION

45 Old National Investor Relations Contact Additional information can be found on the Investor Relations web pages at www.oldnational.com Investor Inquiries: Lynell J. Walton, CPA SVP - Director of Investor Relations 812-464-1366 lynell.walton@oldnational.com